FRANCHISE COOPERATION AGREEMENT

This Franchise Cooperation Agreement, dated as of May 5, 2026, is entered into by and between:

Youmi Inc., a Nevada corporation (“Company”); and

(Yi Cen), an independent neighborhood convenience store operator located at

___Changjiang Road, Zidongyuan, Changsha City, Hunan Province_ (“Operator”).

The Company and Operator are referred to individually as a “Party” and collectively as the “Parties.”

1. Purpose

The Parties desire to cooperate in connection with the Company’s planned community-oriented convenience store franchise network. Operator agrees to participate as an initial cooperating store and to receive certain branding, operational, customer-management, and digital support from the Company.

2. Cooperation Scope

The Company may provide Operator with the following support:

1.	standardized store operation guidelines;
2.	branding and store-presentation support;
3.	customer-management and promotional guidance;
4.	product category and merchandising suggestions;
5.	access to planned digital store-management tools, when available; and
6.	other business-support services mutually agreed by the Parties.

Operator shall continue to own and operate its store independently and shall remain responsible for all store-level operations, employees, permits, licenses, inventory, taxes, rent, utilities, and compliance obligations.

3. Franchise Status

This Agreement is intended to establish an initial franchise cooperation relationship. The Parties may enter into supplemental franchise documentation as the Company further develops its franchise system, operating manuals, brand standards, and digital management platform.

4. Fees

Operator shall pay the Company a one-time initial franchise cooperation fee of $3,000 within five days after receipt of the Company’s invoice. This fee is the only fee payable by Operator under this Agreement and reflects the Company’s early-stage cooperation, branding, operational, and franchise support for this initial store. The Parties acknowledge that this fee arrangement does not establish the fee structure for future franchisees or operators.

5. Brand and Intellectual Property

The Company may authorize Operator to use certain names, trademarks, logos, signage, promotional materials, store standards, manuals, software tools, and other materials provided by the Company solely in connection with the cooperation contemplated by this Agreement.

Operator shall not acquire any ownership interest in the Company’s intellectual property. Upon termination, Operator shall cease using the Company’s brand materials and return or destroy confidential materials as reasonably requested by the Company.

6. Digital Tools

The Company may provide access to digital management tools, website functions, customer-management systems, reporting dashboards, or other technology tools as they are developed. Operator shall use such tools only for lawful business purposes and in accordance with Company instructions.

7. Compliance

Operator shall maintain all required business licenses, permits, tax registrations, food or retail approvals, employment records, and other authorizations required for operation of its store. Operator shall comply with applicable laws and regulations.

The Company shall not be responsible for Operator’s daily operations, debts, liabilities, employment matters, customer claims, lease obligations, taxes, or regulatory violations.

8. Confidentiality

Each Party shall keep confidential all non-public business, operational, financial, customer, technology, and strategic information received from the other Party, except as required by law or regulatory authority.

9. Term and Termination

This Agreement shall have an initial term of one year from the date of execution and may be renewed by written agreement.

Either Party may terminate this Agreement upon thirty days’ written notice. Either Party may terminate immediately if the other Party materially breaches this Agreement and fails to cure such breach within ten business days after written notice.

10. Independent Businesses

The Parties are independent contractors. Nothing in this Agreement creates a partnership, joint venture, employment relationship, agency relationship, or ownership interest between the Parties.

11. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, except to the extent mandatory local law applies to Operator’s store operations.

12. Entire Agreement

This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and may be amended only by a written instrument signed by both Parties.

13. Counterparts; Electronic Signatures

This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original.

Youmi Inc.

By: /s/ Mingxing Sheng
Name: Mingxing Sheng
Title: Chief Executive Officer

Date: May 5, 2026

Store Operator Name

By: /s/ Yi Cen
Name: Yi Cen
Title:
Date: May 5, 2026